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                                                                       EXHIBIT 5


                               November 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re: Registration of 3,000,000 Shares of Common Stock


Ladies and Gentlemen:


     I have acted as counsel for SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), in connection with the registration pursuant to a registration statement (No. 333-61575) on Form S-3 (the "Registration Statement") filed on August 14, 1998 by SunTrust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of common stock, par value $1.00 per share, of SunTrust (the "Common Stock"), to be sold directly by SunTrust to the public or through agents, underwriters or dealers, or through a combination of such methods.

     In so acting, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions set forth below. In all such examination, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

     This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, I am of the opinion that:

          (i) SunTrust has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; and
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          (ii)  The shares of Common Stock to be issued and sold by SunTrust are duly authorized and, when such shares are issued against payment therefor, will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and I assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in any law or regulation that may hereafter occur.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.


                                        Sincerely,


                                        /s/  Raymond D. Fortin
                                        ----------------------------------------
                                        Name: Raymond D. Fortin
                                        Title: Senior Vice President and
                                               Corporate Secretary



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